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                                  EXHIBIT 23(b)

                        Consent of Deloitte & Touche, LLP

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82016 of Computerized Thermal Imaging, Inc. on Form S-3 of our report dated September 11, 2001, appearing in the Annual Report on Form 10-K of Computerized Thermal Imaging, Inc. for the year ended June 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP
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Deloitte & Touche, LLP


Salt Lake City, Utah
Date: March 14, 2002